EXHIBIT 10.13

                          L E A S E  A G R E E M E N T
                          - - - - -  - - - - - - - - -

BY  AND  BETWEEN:
TRANSCUBE  ASSOCIATES,
a  New  Jersey  partnership,

                           "Landlord"

-and-

MEASUREMENT  SPECIALTIES,  INC.,
a  New  Jersey  corporation,

                            "Tenant"

PREMISES:     80  Little  Falls  Road
              Fairfield,  New  Jersey

PREPARED  BY:     ROBERT  K.  BROWN,  ESQ

DATED:

                                TABLE OF CONTENTS

                                -------------------

1.     LEASED PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       ---------------
2.     TERM OF LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       -------------
3.     RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       ----
4.     CONDITION OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . .  4
       ---------------------
5.     USE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       ---
6.     REPAIRS AND MAINTENANCE. . . . . . . . . . . . . . . . . . . . . . .  4
       -----------------------
7.     UTILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       -------------
8.     TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       -------------
9.     INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       -------------
10.    SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
       ------------
11.    FIXTURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
       ------------
12.    GLASS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       ------------
13.    ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . .  11
       ------------------------
14.    FIRE AND CASUALTY . . . . . . . . . . . . . . . . . . . . . . . . .  12
       ----------------
15.    COMPLIANCE WITH LAWS, RULES AND REGULATIONS . . . . . . . . . . . .  14
       -------------------------------------------
16.    INSPECTION BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . .  17
       ---------------------
17.    DEFAULT BY TENANT . . . . . . . . . . . . . . . . . . . . . . . . .  18
       -----------------
18.    LIABILITY OF TENANT FOR DEFICIENCY. . . . . . . . . . . . . . . . .  20
       ----------------------------------
19.    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       -------
20.    NON-WAIVER BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . .  21
       ----------------------
21.    RIGHT OF TENANT TO MAKE ALTERATIONS

       -----------------------------------
       AND IMPROVEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .  21
       ---------------
22.    NON-LIABILITY OF LANDLORD . . . . . . . . . . . . . . . . . . . . .  22
       ------------------------
23.    WARRANTY OF TITLE . . . . . . . . . . . . . . . . . . . . . . . . .  22
       ---------------
24.    RESERVATION OF EASEMENT . . . . . . . . . . . . . . . . . . . . . .  23
       ------------------------
25.    AIR, GROUND AND WATER POLLUTION . . . . . . . . . . . . . . . . . .  23
       -------------------------------
26.    FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .  23
       -------------------
27.    FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       ---------------
28.    STATEMENTS BY LANDLORD AND TENANT . . . . . . . . . . . . . . . . .  24
       ---------------------------------
29.    CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       ------------
30.    QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       ---------------
31.    SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . . . . .  26
       --------------------
32.    INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       --------
33.    SHORT FORM LEASE. . . . . . . . . . . . . . . . . . . . . . . . . .  27
       ---------------

                           TABLE OF CONTENTS CONTINUED

                           ---------------------------

34.    LEASE CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . .  27
       ------------------
35.    BIND AND INURE CLAUSE . . . . . . . . . . . . . . . . . . . . . . .  27
       --------------------
36.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       ----------
37.    NET RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       --------
38.    DEFINITION OF TERM OF "LANDLORD". . . . . . . . . . . . . . . . . .  28
       -------------------------------
39.    COVENANTS OF FURTHER ASSURANCES . . . . . . . . . . . . . . . . . .  29
       ------------------------------
40.    LANDLORD'S REMEDIES . . . . . . . . . . . . . . . . . . . . . . . .  29
       ------------------
41.    COVENANT AGAINST LIENS. . . . . . . . . . . . . . . . . . . . . . .  30
       ---------------------
42.    BROKERAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       ---------
43.    SUBORDINATION OF LEASE. . . . . . . . . . . . . . . . . . . . . . .  30
       ----------------------
44.    MUTUAL PARKING. . . . . . . . . . . . . . . . . . . . . . . . . . .  31
       --------------
45.    SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
       --------
46.    SURVIVAL OF OBLIGATION. . . . . . . . . . . . . . . . . . . . . . .  31
       ---------------------
47.    LIMIT OF LANDLORD'S LIABILITY . . . . . . . . . . . . . . . . . . .  32
       -----------------------------
48.    NEW JERSEY ECONOMIC DEVELOPMENT

       -------------------------------
       AUTHORITY CONTINGENCY . . . . . . . . . . . . . . . . . . . . . . .  32
       ---------------------
49.    EXECUTION AND DELIVERY. . . . . . . . . . . . . . . . . . . . . . .  34
       ---------------------

          THIS AGREEMENT, made the day of 1994, by and between TRANSCUBE ASSOCIATES, a New Jersey partnership, having an office at 180 Passaic Avenue, Fairfield, New Jersey 07004, hereinafter called the "Landlord"; and MEASUREMENT SPECIALTIES, INC., a New Jersey corporation, having an office at 41 Plymouth Street, Fairfield, New Jersey 07006, hereinafter called the "Tenant".

                              W I T N E S S E T H:

                              - - - - - - - - - -
          WHEREAS, the Landlord owns certain lands and premises in the Township of Fairfield, County of Essex and State of New Jersey, which said lands and premises are commonly known as 80 Little Falls Road, Fairfield, New Jersey, all as more particularly referred to and described by metes and bounds on Schedule "A" annexed hereto and made a part hereof; and

          WHEREAS, the Landlord has erected a building containing approximately 125,692 square feet (hereinafter called the "building") on the lands and premises aforementioned, of which building the Tenant shall occupy approximately 14,000 square feet, outside outside dimensions to center line of common wall (hereinafter called the "leases premises"), all in accordance with the terms and conditions hereinafter mentioned and the considerations herein expressed,

          NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the Landlord does demise, lease and let unto the Tenant and the Tenant does rent and take from the Landlord the leased premises as described in Paragraph #1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

          1.   LEASED  PREMISES

               ----------------
               The leased premises shall consist of approximately  14,000 square feet of the building, outside outside dimensions to center line of common wall, as said building is located on the lands described on schedule "A" (the "Property"), together with all improvements therein heretofore constructed by the Landlord for the use of the Tenant, together with all easements, improvements, tenements, appurtenances, hereditaments, fixtures and rights and privileges appurtenant thereto.

          2.   TERM  OF  LEASE

               ---------------
               2.1 The Landlord leases unto the Tenant and the Tenant hires the leased premises for the term of sixty one (61) months, to commence on June 1, 1994, and to end on the 30th day of June, 1999, subject to the provisions of
Article 2.2 hereof,

               2.2 In the event the leased premises are delivered to the Tenant prior to or after June 1, 1994, the lease term of sixty one (61) months shall commence on the first day of the next succeeding month following delivery of possession to the Tenant (hereinafter called the "Commencement Date") and shall continue for a term of sixty one (61) months thereafter. The Tenant shall, however, pay to the Landlord a sum equal to the pro rata share of one (1) month's rent for that portion of the month of Tenant's occupancy prior to the Commencement Date. During said period of partial monthly occupancy, if any, all other terms and conditions of this lease shall be applicable to the occupancy of the leased premises by the Tenant.

          3.   RENT

               ----
               3.1     The  Tenant  shall  pay  to  Landlord  rent  (hereinafter
referred  to  as  the  "Fixed  Rent")  as  follows:
                    (a) Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall not be responsible to pay any full or partial installment of Fixed Rent during the first month of the lease term. It is understood and agreed, however, that all other terms and conditions of this lease shall apply during said period, including Tenant's obligation for all additional rent and other charges set forth herein.

                    (b) Commencing on the second month of the lease term and continuing through the end of the lease term, the Tenant shall pay Fixed Rent in the amount of SEVENTY ONE THOUSAND FOUR HUNDRED AND 00/100 ($71,400.00) DOLLARS per annum, payable in equal installments of FIVE THOUSAND NINE HUNDRED FIFTY AND 00/100 ($5,950.00) DOLLARS per month

                    (c) The foregoing installments of Fixed Rent are payable on the first day of each and every month during the term of this lease, together with such additional rent or charges required to be paid by the Tenant as hereinafter provided. The Tenant covenants and acknowledges that its agreement to pay the Fixed Rent and additional rent without off-set or deduction is a material inducement by the Tenant to the Landlord to enter into the within lease agreement. Tenant covenants and agrees that in the event of any material dispute with respect to the within lease, its obligation to pay the Fixed Rent and additional rent shall continue without abatement notwithstanding any such dispute, and the Tenant agrees that it shall seek such other remedies as the law may allow by way of plenary proceedings with respect to such issues in dispute.

               3.2 Anything hereinabove to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall pay to Landlord the first month's Fixed Rent payable hereunder upon execution of this lease, together with the security deposit hereinafter referred to.

               3.3 The Tenant's pro rata share for all lease purposes is hereby deemed to be 11.14% (hereinafter called "Tenant's Pro Rata Share").

               3.4 "Rent", as sometimes referred to herein, shall be deemed to mean all Fixed rent and additional rent payable by the Tenant pursuant to the terms and conditions of this lease.

               3.5 Any installment of Fixed Rent or additional rent accruing hereunder, and any other sum payable hereunder by Tenant to Landlord which is not paid prior to the seventh (7th) day of any lease month, shall bear a late charge of five (5%) per cent of such Fixed Rent or additional rent, to be paid therewith, and the failure to pay such charge shall be a default. Such late charge shall be deemed to be additional rent hereunder. It is expressly understood and agreed that the foregoing late charge is not a penalty, but agreed upon compensation to the Landlord for administrative costs incurred by Landlord in connection with any such late payment. In addition, any payment of Fixed Rent or additional rent, which is not paid within thirty (30) days of the date upon which it is due shall require the payment of interest at the rate of one and one-half (1 1/2%) percent per month, calculated from the date that such payment was due through the date that any such payment is actually made.

          4.   CONDITION  OF  PREMISES

               -----------------------
               Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall take the leased premises and improvements as of the Commencement Date of the within lease in an "as is" condition, without Landlord having any obligation to perform any repairs or to install any improvements therein.

          5.   USE

               ---
               The Tenant covenants and agrees to use and occupy the leased premises for offices, warehousing, engineering, light assembly purposes and for the operation of a laboratory for electronic sensors and related products only, which use by Tenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction thereof.

          6.   REPAIRS  AND  MAINTENANCE

               -------------------------
               6.1 The Landlord, shall, with due diligence, at its own cost and expense, make all repairs and necessary replacements to the exterior bearing walls, roof and foundation of the leased premises and the macadam in the parking area, provided that any damage to the foregoing is not caused by the negligence of the Tenant, its servants, employees, invitees or agents, in which case all necessary repairs shall be made at the sole cost and expense of Tenant. The
Landlord shall maintain and replace the roof leaders, flashings, metal gravel stops, gutters and drains, subject to reimbursement as hereinafter set forth. Tenant shall reimburse Landlord within fifteen (15) days after written demand, for Tenant's a Pro Rata Share of such costs with respect to the foregoing, provided that Landlord shall furnish to Tenant a breakdown of such cost and computation of Tenant's obligation with respect thereto.

               6.2 The Tenant shall, except as provided in Article 6.1 above, take good care of the leased premises and, at its cost and expense, keep and maintain in good repair the interior and exterior of the leased premises, including, but not limited to the floor, loading dock, windows and doors, the air-conditioning and heating plant, the plumbing, pipes and fixtures belonging thereto; and shall replace all mechanical systems and working parts used in connection with the air-conditioning, electrical, heating and plumbing plants, fixtures and systems, including ballasts and fluorescent fixtures; and shall keep the water and sewer pipes and connections free from ice and other obstructions, and shall generally maintain and repair the interior and exterior of the leased premises and shall, at the end of the expiration of the term, deliver up the leased premises in good order and condition, damages by the elements, ordinary wear and tear excepted. Notwithstanding the above, the Landlord agrees that it shall guarantee the operation of the heating and air-conditioning system serving the leased premises for the first six (6) months of the lease term. Thereafter, in the event the replacement of the heating and air-conditioning system is required, the cost of such replacement shall be share equally between Landlord and Tenant. The Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the leased premises, or any overloading of the floors of the building.

               6.3 The Tenant shall reimburse the Landlord for Tenant's Pro Rata Share of the Landlord's total expense in maintaining, repairing and replacing the exterior lighting, lawns, shrubbery, driveways and parking areas of the Property (except as hereinabove set forth in Article 6.1), which said sum shall be paid by the Tenant to the Landlord within fifteen (15) days from the date of billing and the Landlord shall supply to the Tenant, at its request, a complete breakdown at the cost items. The Landlord shall also keep the walks and parking area applicable to the entire property free and clear of ice, snow and debris, with Tenant being responsible for Tenant's Pro Rata Share of such expenses.

          7.   UTILITIES

               ---------
               The Tenant shall, at its own cost and expense, pay all utility meter and service charge applicable to the leased premises, including gas, electric and water charges, if any, janitorial and garbage disposal service. Tenant shall be permitted to place a dumpster in the parking area adjacent to the leased premises, provided that Landlord shall have the right to determine the location of such dumpster from time to time. The Tenant shall reimburse the Landlord for Tenant's Pro Rata Share of all costs and expenses related to common area electric, sewer and standby sprinkler charges, if any, for the entire Property, said amounts to be paid by Tenant within fifteen (15) days after receipt of Landlord's invoice therefor.

          8.   TAXES

               -----
               8.1 The Tenant, in addition to the rent reserved, shall, during the term of this lease, promptly pay quarterly, together with the Fixed Rent to be paid pursuant to Article 3, one-fourth (1/4th) of Tenant's Pro Rata Share of all real estate taxes assessed against the Property for land, building and improvements, including such added assessment or omitted assessment which may be levied against the Property for the year 1994, et seq., by the applicable governmental taxing authority, said obligation to be prorated as of the Commencement Date and as of the date of expiration hereunder as applicable. In addition to the obligation to pay Tenant's Pro Rata Share of real estate taxes as hereinabove set forth, the Tenant shall, during the term of this lease, pay at its cost and expense Tenant's Pro Rata Share of any levy for the installation of local improvements affecting the Property as may be assessed by any governmental boards or bureaus having jurisdiction thereof. In the event that any such assessment is payable by law in installments, Landlord shall pay the same over the longest period of time permitted, and Tenant shall only be responsible for Tenant's Pro Rata Share of those installments of assessment applicable to the term of this lease. The real estate tax obligation of the Tenant hereinabove set forth shall include Tenant's Pro Rata Share, if levied, of any tax or imposition which may be levied by any governmental authority, agency or subdivision thereof having jurisdiction applicable to parking lot usage. The Landlord shall furnish to Tenant annually a copy of the annual real estate tax bill and a breakdown of Tenant's Pro Rata Share thereof. In the event of any change in tax rate or assessment which shall require an adjustment of increase or decrease in Tenant's annual tax obligation, such difference shall be adjusted by Landlord and Tenant annually during the month of August of each lease year, or as soon thereafter as is reasonably possible.

               8.2 If at any time during the term of this lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Property, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Property, then and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant pro rata in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within lease.

               8.3 Nothing in this lease contained shall require the Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or Federal Income Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real property taxes as a result of such change in the manner and scope of taxation as hereinbefore provided in Article 8.3.

          9.   INSURANCE

               ---------
               9.1 The Landlord will, at the pro rata cost and expense of the Tenant, obtain for the benefit of the Landlord, wherein the Landlord shall be the named insured, fire insurance with full extended coverage, including flood insurance if required by Landlord insuring the leased premises, in an amount and value equivalent to the full replacement value of all the insurable improvements to the Property, without any deductible clause, which policy of insurance shall include broad form boiler and machinery coverage (inclusive of air-conditioning system, if any) together with insurance coverage against sprinkler damage to the building and its improvements. Said insurance, in any event, shall not be less than the amount of any first mortgage which may be placed on the leased premises by the Landlord and shall be in such form as any such bona fide mortgagee may reasonably require. The Landlord shall have the right from time to time to determine the full replacement value as may be required to comply with full replacement insurance requirements. The insurance to be obtained by Landlord shall include casualty rent insurance payable to and insuring the interest of the Landlord as to the value of the rental obligation hereunder to the extent of one (1) year's gross rental value (inclusive of real estate taxes and applicable insurance premiums).

               9.2 The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the leased premises in the minimum amount of ONE MILLION ($1,000,000.00) DOLLARS per accident for one (1) person, TWO MILLION ($2,000,000.00) DOLLARS per accident for two (2) or more persons, and a minimum amount of ONE HUNDRED THOUSAND ($100,000.00) DOLLARS for property damage, and the Tenant further covenants and agrees that it will add as a party insured by such policy the interest of the Landlord and will furnish Landlord with a certificate of said liability insurance.

               9.3 It is expressly understood and agreed that all policies of insurance shall contain a clause that the same shall not be canceled except on ten (10) days' written notice to any and all parties in interest.

               9.4 The parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against, the Landlord or Tenant as the same nay be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this lease to carry insurance.

               9.5 Tenant shall pay to Landlord Tenant's Pro Rata Share of the cost of all insurance, except Tenant shall pay the full premium for liability insurance and casualty rent insurance attributable to Tenant's leased premises, which payment shall be made by Tenant to Landlord within fifteen (15) days after written demand, which demand shall include a copy of the insurance premium bill and Certificate of Insurance, together with a computation of Tenant's monetary obligations in connection therewith.

          10.  SIGNS

               -----
               The Tenant shall have the right and privilege of erecting on and at the leased premises only such signs as are required by Tenant for the purpose of identifying the Tenant. Said signs shall comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof. Installation of all such signs shall be subject to the prior written consent and approval of the Landlord, which shall not be unreasonably withheld. It is expressly understood and agreed that the Tenant shall not erect or construct any signs on the roof or the exterior walls of the building.

          11.  FIXTURES

               --------
               11.1 Subject to the limitations contained in Article 11.2 below, the Tenant is given the right and privilege of installing and removing property, equipment and fixtures in the leased premises during the term of the lease. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, equipment and fixtures or other property prior to any such dispossession or removal, then and in that event, the said property, equipment and fixtures or other property shall be deemed, at the option of the Landlord, to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such property and charge the reasonable cost and expense of removal, storage and disposal thereof to the Tenant.

               11.2 Anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that the Tenant may install, connect and operate equipment as may be deemed necessary by the Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this lease, the machinery, fixtures and equipment belonging to the Tenant shall at all times be considered and intended to be personal property of the Tenant, and not part of the realty, and subject to removal by the Tenant, provided at the time of such removal, that the Tenant is not in default pursuant to the terms and conditions of this lease, and that the Tenant, at its own cost and expense, pays for any damage to the leased premises caused by such removal. Notwithstanding the above, it is expressly understood and agreed that Tenant may not remove any of its equipment, fixtures, machinery or other property which is physically connected to the structure of the leased premises, without first obtaining the prior written approval of Landlord. Landlord's consent to such removal may be conditioned upon Tenant delivering to Landlord a sum of money which, in Landlord's reasonable estimation, will be required to restore any damage caused by such removal, unless the Tenant restores the damage itself.

          12.  GLASS

               -----
               The Tenant expressly covenants and agrees to replace any broken glass in the windows or other apertures of the leased premises which may become damaged or destroyed at Tenant's cost and expense.

          13.  ASSIGNMENT  AND  SUBLETTING

               ---------------------------
               13.1 The Tenant may not assign this lease or sublet the leased premises or any part thereof, unless it shall first advise the Landlord in writing, by certified mail, return receipt requested, of its intention to assign or sublease. In such event the Landlord shall have thirty (30) days from receipt of such notice to elect to re-capture the premises and terminate the within lease or to consent to the assignment of the lease or the sublease of the premises, which consent shall not be unreasonably withheld, providing the proposed assignee or subtenant is financially responsible, and shall assume in writing the terms and conditions of the within lease on the part of the Tenant to be performed. In connection with any permitted assignment or subletting, the Tenant shall pay to the Landlord one half of any increment in rent or other consideration received by Tenant per square foot per annum over the annual Fixed Rent in effect from time to time.

               13.2 The Landlord's consent shall not be required and the terms and conditions of Article 13.1 shall not apply as to Landlord's right of first refusal to recapture if the Tenant assigns this lease or subleases the premises to a parent, subsidiary, affiliate or a company into which Tenant is merged or with which Tenant is consolidated, or to the purchaser of all or substantially all of the assets of Tenant.

               13.3 In the event of any assignment or subletting permitted by the Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the within lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this lease. No such assignment or subletting shall be made to any Tenant who shall occupy the premises for any use other than that which is permitted to the Tenant, or for any use which may be deemed disreputable or extra hazardous, which would subject the Property to the provisions of ISRA, as hereinafter defined, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction.

          14.  FIRE  AND  CASUALTY

               -------------------
               14.1 In case of any damage to or destruction of any of the building or the leased premises by fire or other casualty occurring during the term of this lease which is not covered by the insurance required to be carried by Article 9.1, or which cannot be repaired within one hundred eighty (180) days from the happening of such casualty, then, in such event, the term hereby created shall, at the option of the Landlord (or in the case of such damage occurring to the leased premises, the Landlord or Tenant), upon written notice to the other party as applicable by certified mail, return receipt requested, within thirty (30) days of such fire or casualty, cease and become null and void from the date of such destruction or damage. However, if neither party shall elect to cancel this lease within the thirty (30) day period hereinabove provided, the Landlord shall thereupon repair and restore the leased premises with reasonable speed and dispatch, and the rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after said premises are restored. Landlord, in any event, shall advise Tenant in writing as to whether or not the leased premises can be restored within the one hundred eighty (180) day period from the date of such casualty. Anything in this Article 14 to the contrary notwithstanding, it is expressly understood and agreed that the Landlord shall be obligated to restore the leased premises only to the extent of such cost as will be equivalent to the proceeds received by Landlord pursuant to the fire insurance coverage to be provided to Landlord as in Article 9 provided. If the insurance proceeds are not sufficient to restore the premises to substantially the same condition which they were in prior to the casualty, then the Landlord shall have a period of thirty (30) days within which to determine whether to terminate the term hereby created unless the Landlord and Tenant shall mutually agree to the funding of any such excess construction costs. In the event of cancellation in accordance with this paragraph, the Tenant shall immediately surrender the leased premises and the Tenant's interest in this lease to the Landlord, and the Tenant shall only pay rent to the time of such destruction or damage, in which event, the Landlord may re-enter and repossess the leased premises thus discharged from this lease and may remove all parties therefrom.

               14.2 In the event of any insured casualty which shall be repairable within one hundred eighty (180) days from the happening of such damage or casualty, and which repair and replacement is fully covered by insurance proceeds, the Landlord shall repair and restore the leased premises with reasonable speed and dispatch, and the rent shall abate and be equitably apportioned as the case may be as to any portion of the leased premises which shall be unfit for occupancy by the Tenant, or which cannot be used by the Tenant so as to conduct its business. The rent, however, shall recommence immediately upon restoration of the leased premises. Notwithstanding anything hereinabove contained, the Tenant shall have the right and option of canceling the within lease agreement in the event of damage or destruction affecting the leased premises during the last year of the lease term, which damage cannot be repaired within sixty (60) days of the date thereof.

               14.3 Nothing hereinabove contained with respect to the Tenant's right to abate rent under proper conditions shall be construed to limit or affect the Landlord's right to payment under any claim for damages covered by the rent insurance policy pursuant to the contract therefor required to be provided pursuant to Article 9 of this lease.

               14.4 For the purposes of this Article 14, in determining what constitutes reasonable speed and dispatch, consideration shall be given for delays which would be excuses for non-performance as in Article 27 hereinafter provided (Force Majeure).

               14.5 In the event of such fire or casualty as above provided, wherein the Landlord shall rebuild, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. In any event, the Tenant shall assume at its sole risk the responsibility for damage or security with respect to such fixtures and equipment in the event the building area where the same may be located has been damaged, until the building shall be restored and made secure.

               14.6 Anything in this Article 14 to the contrary notwithstanding, it is expressly understood and agreed that wherever reconstruction shall be undertaken, in the event of damage or casualty as in this Article 14 provided, the Landlord shall prosecute such reconstruction with reasonable speed and dispatch. In the event, however, such reconstruction or repair shall not be completed within two hundred ten (210) days from the date of such damage or casualty, then, in that event, the Tenant shall have the option at the expiration of the two hundred ten (210) day period to terminate the lease by notice in writing by Tenant to Landlord by certified mail, return receipt requested. In the event of such termination, neither party shall thereafter have any further liability, one to the other, in accordance with the terms and conditions of the lease. The Landlord during such period of reconstruction shall give the Tenant reasonable notice of the date on which the building shall be ready for re-occupancy.

          15.  COMPLIANCE  WITH  LAWS,  RULES  AND  REGULATIONS

               ------------------------------------------------
               15.1 (i) The Tenant covenants and agrees that upon acceptance and occupancy of the leased premises, it will, during the lease term, promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, applicable to the leased premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the leased premises, arising from the operations of the Tenant therein.

                    (ii) The Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the leased premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Tenant of the leased premises in the conduct of its business.

                    (iii) The Tenant covenants and agrees that it will not commit any nuisance, nor permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create a nuisance. The Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Tenant's operations in the leased premises in accordance with reasonable regulations established by the Landlord from time to time in order to keep the premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

               15.2 In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall neglect or fail to make any necessary repairs, then the Landlord or the Landlord's agents may after ten (10) days' notice (except for emergency repairs, which may be made immediately) enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant, subject to the rights of the Tenant as hereinabove mentioned in the manner as in this lease otherwise provided.

               15.3  Without  limiting  anything  hereinabove  contained in this
Article 15, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) hereinafter referred to as "ISRA", and all regulations promulgated thereunder (or under its predecessor statute, the New Jersey Environmental Cleanup Responsibility Act) prior to the expiration or earlier termination of the within lease, or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the leased premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to two times the annual Fixed Rent then in effect, prorated on a monthly basis, together with all applicable additional rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Article 15.3. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection and Energy, hereinafter referred to as "NJDEPE", or an approved "negative declaration" or a "remediation action workplan" which has been fully implemented and approved by NJDEPE. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to, and received from, the NJDEPE, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the property indicated on Schedule "A", or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEPE. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business in the leased premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard Industrial Classification No. is ___, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the leased premises. The within covenants shall survive the expiration or earlier termination of the lease term.

          16.  INSPECTION  BY  LANDLORD

               ------------------------
               The Tenant agrees that the Landlord's agents, and other representatives, shall have the right, during normal business hours, to enter into and upon the leased premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or for exhibiting the same to prospective tenants and purchasers in the presence of a representative of Tenant (except in the event of emergency) or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of the Tenant (except in the event of emergency).

          17.  DEFAULT  BY  TENANT

               -------------------
               17.1 Each of the following shall be deemed a default by Tenant and breach of this lease:
                    (1)  (i)       filing  of  a  petition  by  the  Tenant  for
     adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute.
                         (ii)      dissolution or  liquidation  of  the  Tenant.
                         (iii) appointment of a permanent receiver or a permanent trustee of all or substantially all the property of the Tenant.

                         (iv) taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant.

                         (v) making by the Tenant of an assignment for the benefit of creditors.
                         (vi) abandonment, vacation or desertion of the leased, premises by the Tenant.

          If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this lease by ten (10) days' notice to the Tenant, and this lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the lease.

                    (2) (i) Default in the payment of the Fixed Rent or additional rent herein reserved or any part thereof for a period of seven (7) days after the same is due and payable as in this lease required.

                         (ii)     A  default  in  the  performance  of any other
covenant or condition of this lease on the part of the Tenant to be performed for a period of thirty (30) days after notice. For purposes of this subdivision
(2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

               17.2 In case of any such default under Article 17.1(2) and at any time thereafter following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon the Tenant electing to terminate this lease upon a specified date not less than seven (7) days after the date of serving such notice and this lease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted; however, a default under Article 17.1(2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant.

               17.3 In case this lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or at any time thereafter, re-enter and resume possession of the leased premises, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law without being liable for any damages, provided any entry pursuant to the foregoing shall be in accordance with law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this lease.

               17.4 In case this lease shall be terminated as herein provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the leased premises, for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements in the leased premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. Landlord agrees that it will take reasonable steps to mitigate Tenant's damages. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the leased premises in excess of the rent reserved in this lease.

               17.5 (1) In case this lease is terminated by summary proceedings, or otherwise, as provided in this Article 17, and whether or not the leased premises be relet, Landlord shall be entitled to recover from the Tenant, the following:

                         (i)     a  sum equal to all expenses, if any, including
reasonable counsel fees, incurred by Landlord in recovering possession of the leased premises, and all reasonable costs and charges for the care of said premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord; and

                         (ii)     A  sum  equal to all damages set forth in this
Article  17  and  in  Article  18  hereinafter  referred  to.

                    (2) Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article 17 and subsections hereof without waiting until the end of the then current term.

                    (3) All sums which Tenant has agreed to pay by way of taxes, sewer charges, water rents or water meter charges, insurance premiums and other similar items becoming due from time to time under the terms of this lease, shall be deemed additional rent reserved in this lease within the meaning of this Article 17 and subsections hereof.

          18.  LIABILITY  OF  TENANT  FOR  DEFICIENCY

               --------------------------------------
               In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the default by the Tenant and the re-entry of the Landlord as permitted by the terms and conditions contained in this lease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained. Anything herein contained to the contrary notwithstanding, the rent referred to shall include the stated reserved Fixed Rent together with all additional rent and charges required to be paid by the Tenant under the lease including but not limited to taxes and insurance costs, and the costs of re-renting.

          19.  NOTICES

               -------
               All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Landlord may designate in writing.

               All notices required or permitted to be given to the Tenant shall be given by certified main, return receipt requested, at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Tenant shall designate in writing.

          20.     NON-WAIVER  BY  LANDLORD

                  ------------------------
               The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any option of the Landlord herein conferred in any one or more instances, shall not be construed as a waiver by the Landlord of any of its rights or remedies in this lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

          21.  RIGHT  OF  TENANT  TO  MAKE  ALTERATIONS  AND  IMPROVEMENTS
               -----------------------------------------------------------
               21.1 The Tenant may make alterations, additions or improvements to the leased premises only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the leased premises, or do not lessen the value of the leased premises. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the lease term and to restore the leased premises to the condition existing prior to the making of such alterations or additions. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the leased premises. Tenant shall indemnify, defend and save harmless the Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

               21.2 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Mechanic's Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

          22.  NON-LIABILITY  OF  LANDLORD

               ---------------------------
               22.1 It is expressly understood and agreed by and between the parties to this agreement that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the leased premises, whatever the cause of such damage or casualty.

               22.2 It is expressly understood and agreed that in any event the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, except for the negligence of Landlord or Landlord's agents, servants or employees.

          23.  WARRANTY  OF  TITLE

               -------------------
               Landlord represents that it has title to the Property and leased premises which are the subject of this lease and that it has the full right, capacity and authority to enter into the within lease agreement.

          24.  RESERVATION  OF  EASEMENT

               -------------------------
               The Landlord reserves the right, easement and privilege to enter on the Property and the leased premises upon reasonable prior oral notice to the Tenant (except in the case of emergency) in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs, the Landlord, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and the Landlord shall indemnify and save the Tenant harmless in connection with such installations.

          25.  AIR,  GROUND  AND  WATER  POLLUTION

               -----------------------------------
               The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of air, ground or water pollution caused by the Tenant in its use of the leased premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim the Tenant is causing air, ground or water pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by the Tenant by its use of the leased premises.

          26.  FINANCIAL  STATEMENTS

               ---------------------
               The Tenant agrees, at the request of the Landlord, to be made not more than once during any lease year, to furnish its latest current income and balance statements, certified to by an officer of the corporation.

          27.  FORCE  MAJEURE

               --------------
               Except for the obligation of the Tenant to pay rent as in this lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

          28.  STATEMENTS  BY  LANDLORD  AND  TENANT

               -------------------------------------
               Landlord and Tenant agree at any time and from time to time upon not less than ten (10) days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the Fixed Rent and additional rent have been paid in advance, if any, and setting forth the Commencement Date and date of expiration of the term of this lease; it being intended that any such statement delivered pursuant to this paragraph may be relied upon as to the facts contained therein.

          29.  CONDEMNATION

               ------------
               29.1 If due to condemnation or taking or seizure by any authority having the right of eminent domain, (i) more than fifteen (15%) per cent of the leased premises is taken, or (ii) in the event that more than twenty-five (25%) per cent of the Property is taken (including the parking areas, but exclusive of front, side and rear set back areas), or (iii) if access to the leased premises be denied, which taking in the manner hereinabove referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the building, ground area, parking area, or deny access to the leased premises, then and in either of such events as hereinabove provided, the lease term created shall, at the option of the Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the leased premises, Tenant's use of the ground area, parking area, or area of access to the leased premises. The Tenant shall only be responsible for the payment of rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

               29.2 In the event of any partial taking which would not be cause for termination of the within lease or in the event of any partial taking in excess of the percentages provided in subparagraph 29.1, and in which event the Tenant shall elect to retain the balance of the leased premises remaining after such taking, then and in either event, the rent shall abate in an amount mutually to be agreed upon between the Landlord and Tenant based on the relationship that the character of the Property taken bears to the Property which shall remain after such condemnation. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, the Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the leased premises, at the Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the building and/or improvements to the extent of the condemnation award.

          30.  QUIET  ENJOYMENT

               ----------------
               The Landlord further covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this lease, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforesaid.

          31.  SURRENDER  OF  PREMISES

               -----------------------
               On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the leased premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the premises made by Tenant as permitted under the lease. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant and not permitted or consented to by the Landlord pursuant to the terms and conditions of the lease, so as to restore the premises to the condition found at the inception of the lease term, which covenant by Tenant shall survive the surrender and the delivery of the premises as provided hereunder. Prior to the expiration of the lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal, storage and disposal of the same to the Tenant, which obligation shall survive the lease termination and surrender hereinabove provided. If the premises are not surrendered at the end of the lease term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the premises, including, without limitation any claims made by any succeeding tenant founded on the delay.

          32.  INDEMNITY

               ---------
               Anything in this lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to paragraph 9 hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this lease:

                    (i) Any matter, cause or thing arising out of use, occupancy, control or management of the leased premises and any part thereof;

                    (ii) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

                    (iii) Any accident, injury, damage to any person or property occurring in, or about the leased premises;

                    (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with.

                    (v) Subject to the exception set forth in Article 22.1, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Landlord, its agents, servants or employees.

Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

          33.  SHORT  FORM  LEASE

               ------------------
               It is understood between the parties hereto that this lease will not be recorded, but that a short form lease, describing the property leased hereby, giving the term of this lease, and making particular mention of any special clauses as herein contained, may be recorded by Landlord in accordance with the laws governing and regulating the recording of such documents in the State of New Jersey.

          34.     LEASE  CONSTRUCTION

                  -------------------
               This lease shall be construed pursuant to the laws of the State of New Jersey.

          35.  BIND  AND  INURE  CLAUSE

               ------------------------
               The terms, covenants and conditions of the within lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be.

          36.  DEFINITIONS

               -----------
               The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

          37.  NET  RENT

               ---------
               It is the purpose and intent of the Landlord and Tenant that the rent shall be absolutely net to Landlord, so that this lease shall yield, net, to Landlord, the rent specified in paragraph 3 hereof in each month during the term of the lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the leased premises which may arise or become due during or out of the term of this lease, shall be paid by the Tenant, except for such obligations and charges as have otherwise expressly been assumed by the Landlord in accordance with the terms and conditions of the lease. Nothing herein shall require the Tenant to undertake obligations in connection with the sale or mortgaging of the leased premises, unless otherwise expressly provided in accordance with the terms and conditions of this lease.

          38.  DEFINITION  OF  TERM  OF  "LANDLORD"
               -----------------------------------
               When the term "Landlord" is used in this lease it shall be construed to mean and include only the owner of the fee title of the leased premises. Upon the transfer by the Landlord of the fee title hereunder, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested of the name of the Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of the Landlord to be performed pursuant to the terms and conditions of the within lease.

          39.  COVENANTS  OF  FURTHER  ASSURANCES

               ----------------------------------
               If, in connection with obtaining financing for the improvements on the leased premises, the Mortgage Lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the leased premises. In addition, Tenant agrees to execute any documents required by Landlord for the purpose of obtaining financing covering the property of which the leased premises are a part, provided it is at the sole cost and expense of the Landlord.

          40.  LANDLORD'S  REMEDIES

               --------------------
               40.1 The rights and remedies given to the Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

               40.2 In addition to any other legal remedies for violation or breach by or on the part of the Tenant or by any undertenant or by anyone holding or claiming under the Tenant or any one of them, of the restrictions, agreements or covenants of this lease on he part of the Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord.

               40.3 No receipt of money by the Landlord from any receiver, trustee or custodian, debtor in possession, or any permitted subtenant, shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee or custodian, debtor in possession, or any permitted subtenant, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the leased premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

          41.  COVENANT  AGAINST  LIENS

               ------------------------
               Tenant agrees that it shall not knowingly encumber, or suffer or permit to be encumbered, the leased premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this lease in any way whatsoever. The violations of this Article shall be considered a breach of this lease.

          42.  BROKERAGE

               ---------
               The parties hereto mutually represent, one to the other, that neither party engaged the services of a real estate broker in connection with the negotiation and consummation of the within transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any real estate broker claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any real estate broker claiming commissions in connection with the within transaction and claiming authority from Tenant.

          43.  SUBORDINATION  OF  LEASE

               ------------------------
               This lease shall be subject and subordinate at all times to the lien of any bona fide mortgages now or hereafter placed on the Property, building and leased premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the lease to the lien of any such mortgage or ground rent or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person. Landlord hereby agrees that it shall use its best efforts to obtain for the benefit of Tenant a subordination, non-disturbance and attornment agreement from Landlord's current mortgagee and from all future mortgagees of the leased premises, it being understood that any such agreement shall be written on the mortgagee's customary form.

          44.  MUTUAL  PARKING

               ---------------
               It is expressly understood and agreed between the Landlord and Tenant that Landlord shall provide twenty (20) parking spaces to be used by Tenant, its employees, agents and invitees, on a non-exclusive basis with other Tenant's of the building. The entire parking area and access driveways will be for the mutual use and benefit of the Landlord and Tenant hereunder, and/or the Landlord's other tenants in the building. The parties agree that they will not permit the access driveways to be blocked so as to unreasonably interfere with the use of said access driveways and parking area.

          45.  SECURITY

               --------
               Upon execution of this lease, the Tenant shall deposit with the Landlord the sum of ELEVEN THOUSAND NINE HUNDRED AND 00/100 ($11,900.00) DOLLARS as security for the full and faithful performance of this lease upon the part of the Tenant to be performed. Upon termination of this lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this lease, the Landlord shall return the said sum of ELEVEN THOUSAND NINE HUNDRED AND 00/100 ($11,900.00) DOLLARS to the Tenant. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall not bear interest. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this lease. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated.

          46.  SURVIVAL  OF  OBLIGATION

               ------------------------
               It is expressly understood and agreed that in the event there are any obligations of Tenant with respect to payment or performance as required under the terms and conditions of this lease that shall have not been performed prior to the expiration or termination of the lease in accordance with its terms, such obligation, including the obligation to make rent adjustments and other lease adjustments, shall survive the expiration or termination of the lease term and surrender of the leased premises by the Tenant to the Landlord.

          47.  LIMIT  OF  LANDLORD'S  LIABILITY

               --------------------------------
               Tenant shall look solely to Landlord's estate and property in the building and Property for the enforcement of any judgment or decree requiring the payment of money to Tenant by reason of any default or breach by Landlord under the lease. In no event shall there be any personal liability on the part of Landlord beyond its interest in the building and Property and no other assets of Landlord or its partners shall be subject to levy, execution, attachment or any other legal process.

          48.  NEW  JERSEY  ECONOMIC  DEVELOPMENT  AUTHORITY  CONTINGENCY
               ----------------------------------------------------------
               48.1 The Tenant acknowledges that (i) the Landlord's permanent financing has been effectuated by a loan by the New Jersey Economic Development Authority ("Authority") of the proceeds of the sale of an Industrial Development Revenue Bond ("Bond"); (ii) this lease is subject to the prior written approval of the Authority and the purchaser of the bond ("Mortgagee"); and (iii) no assignment, reassignment, transfer or subletting of the Tenant's interest, in the lease shall be attempted or effected by the Tenant, or any agent of the Tenant, without first obtaining the written consent of the Authority and Mortgagee.

               48.2 The Tenant acknowledges that all rights of inspection of the premises granted to the Landlord under this lease shall also inure to the benefit of the Authority, the Mortgagee, and their duly authorized agents.

               48.3 The Tenant shall operate its business in the premises in compliance with all applicable rules and regulations promulgated by the Authority or of any successor agency thereto, and in accordance with the description of its business as contained in the Project Occupant Application, relocation form or other document filed with the Authority in connection with obtaining the Authority's prior written approval of this lease.

               48.4 The Tenant shall execute a Subordination, Non-disturbance and Attornment Agreement as may be reasonably required by the Authority and the Mortgagee, which Agreement shall be prepared at the Landlord's cost and expense.

               48.5 Tenant agrees that it will comply with all Authority regulations in connection with the use of the premises and will file any and all required certificates applicable to the tenancy by Tenant in connection with its use and occupancy of the leased premises. Tenant also agrees that it will comply with any requirement of the Internal Revenue Code or Treasury Regulations, so as to assure the continuation of Landlord's financing as a tax-free transaction.

               48.6 The Tenant further acknowledges and agrees that in the event the Tenant willfully takes any action which will result in the Bond losing its Federal Income Tax exemption, the Tenant shall pay to the Landlord as additional rent hereunder an amount equal to the amount of the additional interest required to be paid by the Landlord under the terms of the Bond as the result of such loss of said Federal Income Tax exemption. Tenant shall not be responsible to pay the aforementioned amount of additional interest in the event that the Bond has become taxable due to requirements of the Authority or the Internal Revenue Service which interfere with the use of the leased premises by Tenant in the manner contemplated by this lease agreement. The Tenant acknowledges and agrees that it shall be responsible for said additional rent in amounts equal and relative to all past, present and future amounts of additional interest payable by the Landlord pursuant to the terms of the Bond by reason of such loss of said Federal Income Tax exemption and that all said amounts of additional rent relating to said amounts of additional interest on the Bond shall be payable immediately to the Landlord upon demand.

          49.     EXECUTION  AND  DELIVERY

                  ------------------------
               The submission of the within lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the leased premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within lease by Landlord and Tenant, one to the other.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:                        TRANSCUBE  ASSOCIATES

/S/                             BY:  /S/
---------------------------        ----------------------------------

WITNESS:

/S/                             BY:  /S/
---------------------------        ----------------------------------

ATTEST:                         MEASUREMENT  SPECIALTIES,  INC.

/S/                             BY:/S/ DAMON GERMANTON  5/5/94
---------------------------        ----------------------------------
                                   DAMON  GERMANTON,  VICE-PRESIDENT

/S/                                /S/ MARK SHORNICK  5/5/94
                                   -----------------------------------
                                BY: MARK SHORNICK, ASST. SECRETARY

EXCEPTING THEREFROM the following described premises to be transferred by Deed of Dedication to The County of Essex, a Body Politic of the State of New Jersey for road widening and, other

SCHEDULE  A

-----------

               BEGINNING at a concrete monument on the Southerly side line of Little Falls Road distant 562.03 feet Easterly along same from the projected Easterly sideline of Passaic Avenue; thence

(1) Running along said side line the following six courses, South 86 degrees 28 minutes 27 seconds East 89.09 feet to a point; thence

(2)     South  78  degrees  49  minutes  51  seconds East 96.00 feet to a point;
        thence

(3)     South  70  degrees  49  minutes  51  seconds East 96.00 feet to a point;
        thence

(4)     South  62  degrees  10  minutes  51  seconds East 96.00 feet to a point;
        thence

(5)     South  50  degrees  19  minutes  51  seconds East 96.00 feet to a point;
        thence

(6)     South  45  degrees  38  minutes  51 seconds East 285.63 feet to a point;
        thence

(7) South 50 degrees 11 minutes 51 seconds East 285.63 feet to the Westerly line of lands of Joseph Prestifillippo (Lot 22, Bl.2801); thence

(8) Running along said line of Prestifillippo, South 53 degrees 06 minutes 09 seconds West 262.37 feet to a concrete monument; thence

(9) Still along the same, South 5 degrees 09 minutes 09 seconds West 352.02 feet to a point in the Deepavaal Brook; thence

(10) Running along the Deepavaal Brook, North 89 degrees 30 minutes 44 seconds West 256.18 feet to a point on the Northerly line of lands of George S. Kent (Lot 14, Block 2801); thence

(11) Running along said line of Kent, North 70 degrees 23 minutes 51 seconds West 150.00 feet to the Easterly line of lands of Abajian (Lot 28, Block
        2801); thence

(12) Running along said line of Abajian, North 9 degrees 47 minutes 36 seconds East 222.09 feet to a concrete monument on the 2nd. Corner of lands conveyed to John Glascock by Deed recorded in Deed Book L89 on page 444, thence

(13) Running along the 1st. course reversed of said Glascock Deed, North 3 degrees 45 minutes 51 seconds West 602.44 feet to the point and place of BEGINNING

This description was drawn in accordance with a survey made by G.C. Stewart, P.E. & L.S., dated November 15, 1984

KNOWN as Lot 23 in Block 2801 on Tax Map of the Township of Fairfield, Essex County, New Jersey